EXHIBIT 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our audit report on the financial statements of Growth Stalk Group for the periods ended December 31, 2021, dated August 1, 2022 except for the effect of the restatement disclosed in Note 1, as to which the date is November 20, 2023), included in Growth Stalk Holding Corp’s, Registration Statement on Form 1-A Regulation A Offering Statement Under the Securities Act of 1933 dated December 29, 2023.

Los Angeles, California

December 29, 2023